Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-230721

PROSPECTUS SUPPLEMENT

(to Prospectus dated April 26, 2019)

WAITR HOLDINGS INC.

Up to $30,000,000

Common Stock

We have entered into a second amended and restated Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $30,000,000 from time to time through Jefferies, acting as our sales agent.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “WTRH.” On August 27, 2021, the last reported sale price of our common stock on Nasdaq was $1.29 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific amount of our common stock, but will act as our sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies is entitled to a commission of up to 3.0% of the gross proceeds of any shares of common stock sold through it under the Sales Agreement. In connection with the sale of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act.

An investment in our securities involves a high degree of risk. Please read “Risk Factors” on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is August 30, 2021.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectuses we may provide to you in connection with this offering. We have not, and Jefferies has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Jefferies is not, making an offer to sell or seeking an offer to buy our common stock under this prospectus in any jurisdiction where the offer or sale is not permitted.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation. You should not assume that the information contained in this prospectus or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

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It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us that we may authorize for use in connection with this offering, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “Waitr” or the “Company,” refer to Waitr Holdings Inc., a Delaware corporation, and its consolidated subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated herein and therein, including the “Risk Factors” section contained in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement. References to “we,” “our,” “us” or the “Company” refer to Waitr Holdings Inc. and its consolidated subsidiaries unless the context otherwise indicates.

Overview

We operate an online ordering technology platform, providing delivery, carryout and dine-in options and connecting restaurants, drivers and diners in cities across the United States. We acquired (i) BiteSquad.com, LLC (“Bite Squad”) on January 17, 2019 and (ii) Dude Holdings LLC (“Delivery Dudes”) on March 11, 2021, each an online ordering and delivery platform with operations similar to ours. We connect diners and restaurants via Waitr’s website and mobile application (the “Waitr Platform”), Bite Squad’s website and mobile application (the “Bite Squad Platform”) and Delivery Dudes’ website and mobile application (the “Delivery Dudes Platform” and together with the Waitr Platform and Bite Squad Platform, the “Platforms”). The Platforms are a convenient way to discover, order and receive great food from local restaurants and national chains. Our strategy is to bring delivery, carryout and dine-in infrastructure to underserved populations of restaurants, grocery stores and diners and establish strong market presence or leadership positions in the markets in which we operate. At June 30, 2021, we operated in small and medium sized markets across the United States, spanning more than 900 cities.

Our business has been built with a restaurant-first philosophy by providing differentiated and brand additive services to the restaurants on the Platforms. Restaurants benefit from the online Platforms through increased exposure to consumers for expanded business in the delivery market and carryout sales. For diners, Waitr optimizes the journey from restaurant and food discovery through delivery, while providing a diverse restaurant selection and a great customer experience. The intuitive, easy-to-use Platforms allow consumers to browse local restaurants and menus, track order and delivery status, and securely store previous orders for ease of use and convenience.

We generate revenue primarily when diners place an order on one of the Platforms. Our revenue consists primarily of transaction fees, comprised of fees received from restaurants (determined as a percentage of the total food sales, net of any diner promotions or refunds to diners) and diner fees charged when they request the order be delivered to their location. Revenue from diner orders is recognized when orders are delivered.

For additional information about us, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

Recent Developments

In the quarter ended June 30, 2021, we acquired the assets of three Delivery Dudes franchisees for total consideration of approximately $1.81 million, including $1.78 million in cash. The asset acquisitions were accounted for under the acquisition method with the purchase consideration allocated to customer relationships. The customer relationship assets are amortized on a straight-line basis over 7.5 years, which reflects the pattern in which the economic benefits of the acquired assets are consumed. The results of operations of the acquired franchisees are included in our condensed consolidated financial statements beginning on their acquisition dates. For additional information, please refer to the Quarterly Report for the quarter ended June 30, 2021 we have filed with the SEC and that is incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

On August 25, 2021, we and our wholly owned subsidiary, Cape Payments, LLC, closed the asset acquisitions of ProMerchant LLC, Cape Cod Merchant Services LLC and Flow Payments LLC (collectively referred to herein as the “Cape Payment Companies”), pursuant to three substantially identical asset purchase agreements (collectively referred to herein as the “Cape Payment Agreements”). The Cape Payment Companies are engaged in the business of facilitating the entry into merchant agreements by and between retailers/merchants and payment processing solution providers and receive residual payments from the payment providers (not the merchants). The purchase price for the Cape Payment Companies consisted of $12.0 million in cash, subject to certain purchase price adjustments, and an aggregate of 2,564,103 shares of the Company’s common stock. Additionally, the Cape Payment Agreements include an earn-out provision which provides for a one-time payment to the sellers if the Cape Payment Companies exceed certain future revenue targets. The Cape Payment Agreements contain representations, warranties and covenants of the parties that are customary for similar transactions.

Additionally, we recently announced a strategic initiative to change our corporate name and visual identity in a comprehensive rebrand, to be effective within the next 12-18 months. The rebranding strategy reflects our ongoing commitment to innovation, continued expansion into new delivery verticals in the “last mile delivery” segment, maintenance of a technology-forward platform, and anticipated diversification and expansion into payment solutions.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $30,000,000.

Common stock to be outstanding after this offering	Up to 139,957,091 shares of common stock (as more fully described in the notes following this table), assuming sales of 23,255,814 shares of our common stock in this offering at an offering price of $1.29 per share, which was the last reported sale price of our common stock on Nasdaq on August 27, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Jefferies. See the section entitled “Plan of Distribution” on page S-13 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes, including sales and marketing expenses, general and administrative expenses, capital expenditures, and other corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. See the section titled “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before investing in our common stock.

Nasdaq symbol	“WTRH”

Unless we indicate otherwise, all information in this prospectus supplement is based on 116,701,277 shares of common stock outstanding as of June 30, 2021, and excludes as of that date:

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20,905,892 shares of common stock issuable upon the vesting of outstanding equity awards under the Waitr Holdings Inc. 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”) and the Waitr Inc. 2014 Stock Plan (the “2014 Stock Plan”); and

∎	6,632,886 shares of common stock reserved for future issuance under the 2018 Incentive Plan.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement. Additional risks and uncertainties not presently known to us may also impair our business. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including sales and marketing expenses, general and administrative expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in the offering. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The offering price per share in this offering may exceed the pro forma net tangible book value per share of our common stock outstanding as of June 30, 2021. Assuming that an aggregate of 23,255,814 shares of our common stock are sold at a price of $1.29 per share, the last reported sale price of our common stock on Nasdaq on August 27, 2021, for aggregate gross proceeds of approximately $30,000,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.52 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of June 30, 2021 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options could result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Further, the conversion rates of certain convertible promissory notes issued by the Company may be subject to adjustment upon certain events, including certain issuances of capital stock such as this offering.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise fund in new stock offerings.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current shareholders concerned about the potential dilution of their holdings. In addition, sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

We plan to sell shares of our common stock in “at-the-market offerings” and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in the offering described in this prospectus supplement at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our common stock. The trading price of our common stock may be volatile and subject to wide fluctuations. Many factors could have an impact on the market price of our common stock, including the factors described above and those disclosed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021.

We do not intend to pay dividends on our common stock in the foreseeable future. We have never declared or paid any dividends on our common stock.

We intend, for the foreseeable future, to retain our future earnings, if any, to finance our business operations and to pursue our business model. As a result, the return on an investment in our common stock will likely depend upon any future appreciation in value, if any, and on your ability to sell your shares of common stock. The payment of future dividends, if any, will be reviewed periodically by our board of directors and will depend upon, among other things, conditions then existing including earnings, financial conditions, cash on hand, financial requirements to fund our commercial activities, development and growth, our obligations to pay dividends on our preferred stock, and other factors that our board of directors may consider appropriate in the circumstances.

If we fail to continue to meet all applicable Nasdaq listing requirements, and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock and the market price of our common stock could decrease significantly.

Nasdaq requires that the closing bid price of our common stock does not fall below $1.00 per share for 30 consecutive business days. Historically, our common stock has experienced substantial price volatility, particularly as a result of the COVID-19 pandemic, significant fluctuations in our revenue, earnings and margins over the past few years, and variations between our actual financial results and the published expectations of analysts. Although the trading price of our common stock is currently above $1.00 per share, the closing price of our common stock has been as low as $1.10 per share during the current fiscal year and $0.31 per share during the fiscal year ended December 31, 2020, and there can be no assurance that we will continue to meet this, or any other, requirement in the future. If we are unable to maintain compliance with this closing bid price requirement, our common stock could be delisted from Nasdaq. If this were to occur, trading of our common stock would most likely take place in an over-the-counter market for unlisted securities. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock in an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our securities, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees, to raise capital, and execute on a strategic alternative.

Risks Related to Our Business

Our acquisition of the Cape Payment Companies, which receive certain revenue from financial institutions that provide services to customers operating in the cannabis industry, may expose us to changes related to the enforcement of federal law on cannabis.

We recently acquired substantially all of the assets of the Cape Payment Companies with respect to their business operations, and we plan to continue the Cape Payment Companies’ business operations. As such, these business operations will engage in the business of providing referral services to merchants—including state licensed cannabis businesses—by connecting such businesses to money services businesses (“MSB”) and/or financial institutions (e.g., payment processors, banks and credit unions) that are willing to service them. For these referral services, we are paid exclusively by the financial institutions and/or MSBs—never by the merchants—on a monthly or bi-monthly basis based on the volume of transactions the financial institutions and/or MSBs perform for the merchants.

Any risks related to the cannabis industry that may adversely affect the clients and potential clients of these MSBs and/or financial institutions may, in turn, adversely affect us. Specific risks we might face include, but are not limited to, the following:

Marijuana remains illegal under United States federal law

Marijuana is a Schedule-I controlled substance under the Controlled Substances Act, or CSA, and is illegal under federal law. Under U.S. federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the U.S. and a lack of safety for the use of the drug under medical supervision. The concepts of “medical cannabis” and “adult-use cannabis” do not exist under U.S. federal law. It remains illegal under federal law to grow, cultivate, sell or possess marijuana for any purpose or to assist or conspire with those who do so. Even in those states in which the use of marijuana has been authorized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana is not preempted by state laws that legalize its use, strict enforcement of federal law regarding marijuana could adversely affect our operations and financial performance .

Businesses that are not directly engaged in the cannabis industry, but that transact business with cannabis companies, also face at least a theoretical risk of being prosecuted for a violation of the CSA. In light of our receiving revenue from financial institutions and/or MSBs that provide services directly to businesses that violate the CSA—and that such business operations will continue—there is a theoretical risk that we could be prosecuted as a co-conspirator with, or for aiding and abetting, other parties’ violations of the CSA.

Uncertainty of federal enforcement

On January 4, 2018, Attorney General Sessions rescinded the previously issued memoranda (the “Cole Memoranda”) from the U.S. Department of Justice (“DOJ”) that had de-prioritized the enforcement of federal law against marijuana users and businesses that comply with state marijuana laws, adding uncertainty to the question of how the federal government will choose to enforce federal laws regarding marijuana. Under previous administrations, the DOJ indicated that those users and suppliers of marijuana who complied with state laws, which required compliance with certain criteria, would not be prosecuted. Attorney General Sessions issued a memorandum (“Sessions Memorandum”) to all United States Attorneys in which the DOJ affirmatively rescinded the previous guidance as to marijuana enforcement, calling such guidance “unnecessary.” This one-page memorandum was vague in nature, stating that federal prosecutors should use established principles in setting their law enforcement priorities. Thus, federal prosecutors were free then (and continue to be free) to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities despite the existence of state-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and resultantly it is uncertain how active U.S. federal prosecutors will be in relation to such activities.

On November 7, 2018, Jeff Sessions resigned from his position as Attorney General. Following Mr. Sessions’ resignation, William Barr was eventually appointed to the role. During his Senate confirmation hearing, Mr. Barr stated that he disagrees with efforts by states to legalize marijuana, but would not go after marijuana companies in states that legalized it under Obama administration policies. He stated further that he would not upset settled expectations that have arisen as a result of the Cole Memoranda. Federal enforcement of cannabis-related activity remained consistent with the priorities outlined in the Cole Memoranda throughout Attorney General Barr’s tenure.

In January 2021, Joseph R. Biden Jr. was sworn in as the new President of the United States. President Biden nominated federal judge Merrick Garland to serve as his Attorney General. During his confirmation hearings in the Senate on February 22, 2021, U.S. Attorney General, Merrick Garland, noted that it “does not seem to me a useful use of limited resources … to be pursuing prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise.” The Senate confirmed Judge Garland as Attorney General on March 10, 2021.

Regarding medical cannabis specifically, it has largely been protected against enforcement by enacted legislation from the United States Congress in the form of what is commonly called the “Rohrabacher-Blumenauer Amendment,” which prevents federal prosecutors from using federal funds to impede the implementation of medical cannabis laws enacted at the state-level, subject to the United States Congress restoring such funding. Notably, this amendment has always applied to only medical cannabis programs, and has no effect on pursuit of recreational cannabis activities. The amendment has historically been passed as an amendment to omnibus appropriations bills, which by their nature expire at the end of a fiscal year or other defined term. The current omnibus appropriations bill continued the protections for the medical cannabis marketplace and its lawful participants from interference by the U.S. DOJ up and through the 2021 appropriations deadline of September 30, 2021.

In July 2020, the House of Representatives passed the “Blumenauer-McClintock-Norton-Lee amendment,” to the Commerce, Justice, Science (CJS) Appropriations bill. That amendment proposed continuing the Rohrabacher-Blumenauer Amendment’s protections for state medical cannabis programs and extending those protections to include recreational programs in states where recreational cannabis is legal. The amendment was not included in the final spending bill, so at this time the protections afforded by the Rohrabacher-Blumenauer Amendment apply only to medical cannabis programs.

Should the Rohrabacher-Blumenauer Amendment language not be included in the Fiscal Year 2022 appropriations package, there can be no assurance that the federal government will not seek to prosecute cases involving medical cannabis businesses that are otherwise compliant with state law.

Unless and until the United States Congress amends the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that U.S. federal authorities may choose to enforce current federal law that criminalizes cannabis. If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, our business, results of operations, financial condition and prospects would be materially adversely affected.

Such potential proceedings could involve significant restrictions being imposed upon us, while diverting the attention of key executives. Such proceedings could have a material adverse effect on us, as well as on our reputation, even if such proceedings were concluded successfully in our favor. In the extreme case, such proceedings could ultimately involve the prosecution of our key executives or the seizure of corporate assets; however as of the date hereof, we believe that proceedings of this nature are remote. Moreover, violations of any federal laws and regulations may also result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on us, including our reputation and ability to conduct business, our financial position, operating results, profitability or liquidity. In addition, it is difficult for us to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

Banking laws and regulations could limit access to banking services and expose us to risk

Our receipt of payments from third-party financial institutions and/or MSBs providing services for customers engaged in state-legal cannabis operations could also subject those institutions to the consequences of a variety of federal laws and regulations that involve money laundering, financial record keeping and proceeds of crime, including the Bank Secrecy Act (“BSA”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and any related or similar rules, regulations or guidelines, issued, administered or enforced by the federal government.

By receiving payments from these third party financial institutions and/or MSBs based on revenues derived by those institutions from federally illegal cannabis businesses, we arguably are “indirectly” obtaining property derived from unlawful activity. Accordingly, prosecutors could argue that we violate federal anti-money laundering statutes (“MLCA”) in the course of providing services to cannabis-related businesses.

In the event that any of our operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the U.S. were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize our ability to declare or pay dividends or effect other distributions.

Further, banks often refuse to provide banking services to businesses involved in the cannabis industry due to the present state of federal laws and regulations governing financial institutions. Additionally, some courts have denied marijuana-related businesses bankruptcy protection, thus, making it very difficult for lenders to recoup their investments, which may limit the willingness of banks to lend to us. Accordingly, we may experience difficulties in obtaining and maintaining regular banking and financial services because of the activities of their clients, which may in turn adversely affect our business.

Regarding the BSA, specifically, the Department of the Treasury, Financial Crimes Enforcement Network, has not rescinded the “FinCEN Memo” dated February 14, 2014. This guidance includes burdensome due diligence expectations and reporting requirements, and does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the U.S. DOJ, FinCEN or other federal regulators. Thus, many banks and other financial institutions in the United States choose not to provide banking services to cannabis-related businesses or rely on this guidance, which can be amended or revoked at any time by the Biden administration.

Risk of legal, regulatory or other political change

The success of the business strategy relating to the assets acquired from the Cape Payment Companies depends, in part, on the legality of the cannabis industry. The political environment surrounding the cannabis industry in general can be volatile and the regulatory framework remains in flux. To our knowledge, as of the date hereof, some form of cannabis has been legalized in 36 states, the District of Columbia, and the territories of Guam, U.S. Virgin Islands, Northern Mariana Islands and Puerto Rico; however, the risk remains that a shift in the regulatory or political realm could occur and have a significant impact on the industry as a whole, adversely impacting our business, results of operations, financial condition or prospects.

Delays in enactment of new state or federal regulations could restrict our ability to expand in this particular market. This growth strategy is contingent, in part, upon certain federal and state regulations being enacted to facilitate the legalization of medical and adult-use marijuana. If such regulations are not enacted, or enacted but subsequently repealed or amended, or enacted with prolonged phase-in periods, our growth in this particular market could be negatively impacted.

We are unable to predict with certainty when and how the outcome of these complex regulatory and legislative proceedings will affect our business in this particular market.

Further, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal under state law, or if existing applicable state laws are repealed or curtailed, our business, results of operations, financial condition and prospects would be materially adversely affected. Federal actions against individuals or entities engaged in the cannabis industry or a repeal of applicable marijuana legislation could adversely affect our business, results of operations, financial condition and prospects.

We are also aware that multiple states are considering special taxes or fees on businesses in the cannabis industry. It is a potential yet unknown risk at this time that other states are in the process of reviewing such additional fees and taxation. Should such special taxes or fees be adopted, this could have a material adverse effect upon our business, results of operations, financial condition or prospects.

Overall, the medical and adult-use cannabis industry is subject to significant regulatory change at both the state and federal level. Our inability to respond to the changing regulatory landscape may cause us to not be successful in developing this particular market and could adversely affect us.

The cannabis industry is a new industry that may not succeed

The cannabis industry is a new industry subject to extensive regulation, and there can be no assurance that it will grow, flourish or continue to the extent necessary to facilitate our success in this particular market.

Our operations in the U.S. cannabis market as a result of the assets acquired from the Cape Payment Companies may become the subject of heightened scrutiny

For the reasons set forth above, these operations in the U.S., and any future operations in this particular market may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in the U.S. As a result, we may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to exploit this acquisition.

Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry in the U.S. or elsewhere. A negative shift in the public’s perception of medical and/or adult-use cannabis in the U.S. or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical and/or adult-use cannabis, thereby limiting the number of new state-legal cannabis markets into which we could expand. Any inability to fully implement such expansion strategy may result in a material adverse effect on this business, as well as the financial condition, results of operations or prospects thereof.

Regulatory scrutiny of the business comprising the Cape Payment Companies’ industry may negatively impact our ability to raise additional capital

Our business activities relating to the assets acquired from the Cape Payment Companies rely, in part, on newly established and/or developing laws and regulations in the various states in which this business will operate. These laws and regulations are evolving and subject to change with minimal notice. Regulatory changes may adversely affect our results of operations in this regard. Additionally, the cannabis industry may come under the scrutiny or further scrutiny by the U.S. DOJ or other federal, state or non-governmental regulatory authorities or self-regulatory organizations that supervise or regulate the medical and/or adult-use cannabis markets in the U.S. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding this industry may adversely affect our business and operations, including without limitation, the costs to remain compliant with applicable laws and the impairment of our ability to raise additional capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical or current facts, that reflect future plans, estimates, beliefs or expected performance are forward-looking statements. These forward-looking statements reflect management’s beliefs and assumptions. In addition, expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties that may be outside of our control. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “can,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “project,” ‘forecast,” “believe,” “seek,” “target,” “predict,” “potential” or similar expressions.

Forward-looking statements are based on information available as of the date hereof. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those set forth under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $30,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes, including sales and marketing expenses, general and administrative expenses, capital expenditures and other corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of the shares of our common stock. Pending the use of the net proceeds from this offering, if any, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of June 30, 2021.

Our historical net tangible book value at June 30, 2021 was $(61,496,000) or approximately $(0.53) per share of our common stock. After giving effect to the sale of our common stock in the aggregate amount of $30,000,000 in this offering, at an assumed offering price of $1.29 per share, the last reported sale price of our common stock on Nasdaq on August 27, 2021, and after deducting estimated offering expenses and commissions payable by us, our adjusted net tangible book value as of June 30, 2021 would have been approximately $(32,596,000), or approximately $(0.23) per share of our common stock. This represents an immediate increase in the net tangible book value of $0.30 per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $1.52 per share of our common stock to new investors. The following table illustrates per share dilution:

Assumed public offering price per share	$1.29
Net tangible book value per share as of June 30, 2021	$(0.53)
Increase in net tangible book value per share attributable to this offering	$0.30
Adjusted net tangible book value per share as of June 30, 2021, after giving effect to this offering	$(0.23)
Dilution per share to new investors purchasing shares in this offering	$1.52

The table above assumes for illustrative purposes that an aggregate of 23,255,814 shares of our common stock are sold at a price of $1.29 per share, the last reported sale price of our common stock on Nasdaq on August 27, 2021, for aggregate gross proceeds of $30,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.29 per share shown in the table above, assuming all of our common stock in the aggregate amount of $30,000,000 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $(0.25) per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.54 per share, after deducting estimated offering expenses and commissions payable by us.

A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.29 per share shown in the table above, assuming all of our common stock in the aggregate amount of $30,000,000 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $(0.15) per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.44 per share, after deducting estimated offering expenses and commissions payable by us. This information is supplied for illustrative purposes only.

Unless we indicate otherwise, all information in this prospectus supplement is based on 116,701,277 shares of common stock outstanding as of June 30, 2021, and excludes as of that date:

∎	20,905,892 shares of common stock issuable upon the vesting of outstanding equity awards under the 2018 Incentive Plan, and the 2014 Stock Plan; and

∎	6,632,886 shares of common stock reserved for future issuance under the 2018 Incentive Plan.

To the extent that outstanding options are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Jefferies, under which we may offer and sell up to $30,000,000 of our shares of common stock from time to time through Jefferies acting as agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Jefferies is entitled to a commission of up to 3.0% of the gross proceeds of any shares of common stock sold through it under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $50,000, in addition to $15,000 per calendar quarter thereafter for any such quarter in which an opinion or comfort letter is required pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $200,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on Nasdaq on the day following each day on which shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Jefferies may each terminate the Sales Agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to a current report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities. Additionally, Jefferies and/or its affiliates are currently the beneficial owners of less than 5.0% of our common stock outstanding as of August 27, 2021.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Jefferies is being represented in connection with this offering by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

We make available free of charge on or through our internet website www.waitrapp.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8–K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. The references to our website in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying base shelf prospectus or the documents incorporated by reference herein or therein. Investors should not rely on any such information in deciding whether to invest in our common stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus supplement and the termination of the offering of the securities covered by this prospectus supplement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (and exhibits filed on such form that are related to such items):

∎	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021;

∎	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2021;

∎	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, filed with the SEC on May 6, 2021, and June 30, 2021, filed with the SEC on August 9, 2021;

∎	our Current Reports on Form 8-K, filed with the SEC on March 12, 2021, April 29, 2021, June 16, 2021, June 25, 2021, August 24, 2021 and August 26, 2021; and

∎

the description of our shares of common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on May  24, 2016 and amended on November 19, 2018, including any amendment or report filed for the purpose of updating such description.

Upon written or oral request, we will provide at no cost to the requester a copy of all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may obtain copies of these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Waitr Holdings Inc.

214 Jefferson Street, Suite 200

Lafayette, Louisiana 70501

Attn: Secretary

(337) 534-6881

You may also access the documents incorporated by reference in this prospectus supplement through our website at https://www.waitrapp.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS

$300,000,000

WAITR HOLDINGS INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

We may offer and sell, at any time and from time to time, in one or more offerings, any of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants; and

•	subscription rights.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “WTRH.”

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” beginning on page 6 of this prospectus, in our other filings with the Securities and Exchange Commission and in any applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2019.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement, and in other offering material, including free writing prospectuses, if any, or information contained in documents which you are referred to by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell in one or more offerings from time to time any combination of securities described in this prospectus up to a maximum aggregate offering price of $300,000,000.

This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, the documents incorporated by reference herein or therein, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references to “Company,” “we,” “us” and “our” refer to Waitr Holdings Inc. and our subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. Specifically, forward-looking statements may include statements relating to:

∎	our future financial performance;

∎	the expected benefits from being a public company;

∎

the expected benefits and synergies from the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 11, 2018, by and among the Company, BiteSquad.com, LLC, a Minnesota limited liability company (“Bite Squad”), and Wingtip Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Bite Squad Merger Sub”), including the merger of Bite Squad with and into Bite Squad Merger Sub, with Bite Squad surviving the merger in accordance with the Minnesota Revised Uniform Limited Liability Company Act as a wholly-owned, indirect subsidiary of the Company (the “Bite Squad Merger”);

∎	the markets in which we operate;

∎	expansion plans and opportunities; and

∎

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

∎	the risk that our recent business combination and/or the Bite Squad Merger disrupts current plans and operations;

∎

the ability to recognize the anticipated benefits of our recent business combination and the Bite Squad Merger, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

∎	costs related to the integration of Bite Squad into our business;

∎	changes in applicable laws or regulations;

∎	fluctuations in the U.S. and/or global stock markets;

∎	the possibility that we may be adversely affected by other economic, business and/or competitive factors; and

∎

other risks and uncertainties described in this prospectus under “Risk Factors” and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Our forward-looking statements speak only as of the time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CERTAIN DEFINED TERMS

“Bite Squad” means BiteSquad.com, LLC, a Minnesota limited liability company.

“Bite Squad Merger” means the transactions contemplated by the Bite Squad Merger Agreement, including the merger of Bite Squad with and into Bite Squad Merger Sub, with Bite Squad surviving the merger in accordance with the Minnesota Revised Uniform Limited Liability Company Act as a wholly-owned, indirect subsidiary of the Company.

“Bite Squad Merger Agreement” means that certain Agreement and Plan of Merger, dated as of December 11, 2018, by and among the Company, Bite Squad and Bite Squad Merger Sub.

“Bite Squad Merger Sub” means Wingtip Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

“business combination” means the transactions contemplated by the Merger Agreement consummated on November 15, 2018, including the merger of Waitr with and into Merger Sub with Merger Sub surviving the merger in accordance with the Delaware General Corporation Law as a wholly-owned indirect subsidiary of the Company.

“Board” means the board of directors of the Company.

“Bylaws” means our second amended and restated bylaws as currently in effect.

“Charter” means our third amended and restated certificate of incorporation as currently in effect.

“Class F common stock” means the Class F common stock, par value $0.0001 per share, that was converted into common stock at the closing of the business combination.

“Closing” means the closing of the business combination.

“Closing Date” means November 15, 2018, the closing date of the business combination.

“common stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” means Waitr Holdings Inc., a Delaware corporation (formerly known as Landcadia Holdings, Inc.).

“Convertible Notes” means the $60,000,000 aggregate principal amount of convertible promissory notes issued to the Luxor Parties pursuant to the Convertible Notes Agreement.

“Convertible Notes Agreement” means that certain credit agreement, dated as of November 15, 2018, as amended on January 17, 2019, by and among the Company, as borrower, various lenders and Luxor Capital, as administrative agent and lead arranger.

“Credit Agreement” means that certain credit and guaranty agreement, dated as of November 15, 2018, as amended on January 17, 2019, by and among Merger Sub, as borrower, Waitr Intermediate Holdings, LLC, certain subsidiaries of Merger Sub, as guarantors, various lenders and Luxor Capital, as administrative agent, collateral agent and lead arranger.

“Debt Facility” means the $67,080,000 senior secured first priority term loan facility provided to Merger Sub pursuant to the Credit Agreement.

“DGCL” means the Delaware General Corporation Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“IPO” means the Company’s initial public offering of units, which closed on June 1, 2016.

“Landcadia” means the Company prior to the Closing.

“Luxor Capital” means Luxor Capital Group, LP.

“Luxor Parties” means Luxor Capital Partners, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Wavefront, LP and Lugard Road Capital Master Fund, LP.

“Luxor Warrants” means the four warrants exercisable for 384,615 shares of common stock issued to the Luxor Parties in connection with the Credit Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of May 16, 2018, by and among the Company, Merger Sub and Waitr, pursuant to which, on the terms and conditions contained therein, Waitr merged with and into Merger Sub, with Merger Sub surviving the merger in accordance with the Delaware General Corporation Law as a wholly-owned indirect subsidiary of the Company.

“Merger Sub” means Waitr Inc. (formerly known as Landcadia Merger Sub, Inc.), a Delaware corporation and wholly-owned subsidiary of the Company.

“Nasdaq” means the Nasdaq Global Select Market.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsors” means Fertitta Entertainment, Inc., a Texas corporation, and Jefferies Financial Group, Inc., a New York corporation.

“units” means the units of the Company sold in its IPO.

“Waitr” means Waitr Incorporated, a Louisiana corporation, which merged with and into Merger Sub at the Closing, with Merger Sub surviving the merger in accordance with the DGCL as a wholly-owned indirect subsidiary of the Company.

“Waitr securityholders” means the former holders of Waitr’s securities or options that received securities of the Company at the Closing pursuant to the Merger Agreement.

ABOUT WAITR HOLDINGS INC.

We operate an online ordering and delivery platform that enables consumers to discover and order meals from local restaurants, powered by our team of delivery drivers. We facilitate ordering of food and beverages by diners from restaurants for takeout and delivery primarily through our mobile phone application and our website. Our differentiated business model is the three-sided marketplace, enabled by our purpose-built platform, serving restaurants, drivers and diners. We currently operate in small and medium sized markets across the United States.

We were originally incorporated on November 19, 2008, as Leucadia Development Corporation and changed our name to Landcadia Holdings, Inc. on September 15, 2015. On November 15, 2018, we consummated a business combination with Waitr and related transactions. In connection with the business combination, we changed our name from Landcadia Holdings, Inc. to Waitr Holdings Inc.

On January 17, 2019, we completed the Bite Squad Merger, pursuant to which Bite Squad became a wholly-owned, indirect subsidiary of the Company.

Our principal executive offices are located at 844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601 and our telephone number is 1-800-661-9036. Our website is located at www.waitrapp.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. General corporate purposes may include, but are not limited to:

∎	the financing of possible acquisitions or business expansion;

∎	the repayment or refinancing of debt; or

∎	capital expenditures.

The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Charter and Bylaws in their entirety for a complete description of the rights and preferences of our securities, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Authorized and Outstanding Stock

Our Charter authorizes the issuance of 250,000,000 shares of capital stock, consisting of (i) 249,000,000 shares of common stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. As of April 3, 2019, there were 69,918,453 shares of common stock outstanding, held of record by approximately 500 holders, no shares of preferred stock outstanding, and four Luxor Warrants held by four holders, and four Convertible Notes held by four holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

We have not paid any cash dividends on our common stock to date. Holders of common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of our common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our Board is divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) generally serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our common stock.

Preferred Stock

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Luxor Warrants

In connection with the Debt Facility, we issued four Luxor Warrants to the lenders under the Debt Facility, exercisable for 384,615 shares of common stock. The Luxor Warrants became exercisable after the consummation of the business combination and (i) will expire four (4) years from the Closing Date, (ii) have an exercise price of $13.00 per share, and (iii) include customary anti-dilution protection, including broad-based weighted average adjustments for issuances of additional shares. Holders of the Luxor Warrants have customary registration rights with respect to the shares underlying the Luxor Warrants. In addition, the Company is required to repay the Debt Facility in full in the event that either (i) the registration statement for the resale of the shares of our common stock underlying the Convertible Notes and Luxor Warrants has not been filed by December 15, 2018, or (ii) such registration statement is not effective within 180 days after the Closing Date. Such repayment shall be payable within nine months after the Debt Facility becomes due. We filed a registration statement for the resale of the shares of our common stock underlying the Convertible Notes and Luxor Warrants on December 7, 2018, and such registration statement became effective on February 14, 2019.

Convertible Notes

On November 15, 2018, in connection with the business combination, we entered into the Convertible Notes Agreement, pursuant to which we issued unsecured convertible promissory notes to the Luxor Parties in the aggregate principal amount of $60,000,000. The Convertible Notes bear interest at 1.0% per annum, paid quarterly in cash, and will mature four years from the date of the Closing, unless earlier converted at the election of the holder. Upon maturity, the outstanding Convertible Notes (and any accrued but unpaid interest) will be repaid in cash or converted into shares of common stock, at the holder’s election.

At any time at the holder’s election, each Convertible Note may be converted in whole or in part into shares of common stock at a rate of $13.00 per share (subject to a 9.9% conversion cap). The Convertible Notes include customary anti-dilution protection, including broad-based weighted average adjustments for issuances of additional shares, and the shares issuable upon their conversion have certain registration rights.

We may only prepay the Convertible Notes with the consent of the holders of at least a majority-in-interest of the outstanding Convertible Notes.

Our payment obligations on the Convertible Notes are not guaranteed. The Convertible Notes Agreement contains negative covenants, affirmative covenants, representations and warranties and events of default that are substantially similar to those that are set forth in the Credit Agreement and applicable to Merger Sub (except those that relate to collateral and related security interests, which are not contained in the Convertible Notes Agreement or otherwise applicable to the Convertible Notes).

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time. Our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, our Charter and our Bylaws

We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

∎	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

∎	an affiliate of an interested stockholder; or

∎	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

∎	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

∎

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

∎

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our Charter provides that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings. The affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors is required to remove a director.

In addition, our Charter does not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances. Our advance notice provisions require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

Our Charter also requires the approval by affirmative vote of the holders of at least seventy-five percent (75%) of our common stock for stockholders to make any amendment to key provisions of our Charter or Bylaws. Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Authorized shares may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

∎	1% of the total number of shares of common stock then outstanding; or

∎	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

∎	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

∎	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

∎

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

∎	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While the Company was formed as a shell company, upon the consummation of the business combination, the Company ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

On November 15, 2018, in connection with the business combination, we entered into that certain amended and restated registration rights agreement, dated as of November 15, 2018 (the “A&R Registration Rights Agreement”), with the Sponsors and the investors named on the signature pages thereto (collectively, the “Waitr Investors”) that amends and restates that certain registration rights agreement, dated May 25, 2016, by and among Landcadia and certain of its initial investors. The agreement provides certain registration rights and rights with respect to underwritten offerings to the Waitr Investors and provides that we were required, not later than 120 days after the Closing, to file a registration statement covering (i) the shares of common stock issued at the Closing upon conversion of the outstanding shares of Class F common stock, and (ii) the shares of common stock issued to Waitr securityholders at the Closing. Subject to certain exceptions, we were required to bear all Registration Expenses (as defined in the A&R Registration Rights Agreement).

On November 15, 2018, in connection with the business combination, we also entered into that certain registration rights agreement, dated as of November 15, 2018 (the “Luxor Registration Rights Agreement”), with the Luxor Parties. The agreement provides certain registration rights and rights with respect to underwritten offerings to the Luxor Parties and provides that we were required, not later than December 15, 2018, to file a registration statement covering (i) the Luxor Warrants and the shares of common stock issuable upon conversion of the Luxor Warrants and (ii) the shares of common stock issuable upon conversion of the Convertible Notes. Subject to certain exceptions, we were required to bear all Registration Expenses (as defined in the Luxor Registration Rights Agreement). We also entered into a letter agreement on November 15, 2018 with the Luxor Parties providing that lenders under the Convertible Notes Agreement holding Term Loan Exposure (as defined in the Convertible Notes Agreement) representing more than 50% of the aggregate Term Loan Exposure of all lenders may require us to (i) exchange all or any portion of their Notes for new convertible notes of the Company issued pursuant to an indenture that complies with the Trust Indenture Act of 1939, as amended, and (ii) register the resale of such new notes, on the terms and subject to the conditions set forth therein.

On January 17, 2019, in connection with the closing of the Bite Squad Merger (“the “Bite Squad Closing”), the Company entered into a registration rights agreement (the “Bite Squad Registration Rights Agreement”) with the investors named on the signature pages thereto (collectively, the “Bite Squad Investors”). The agreement provides certain registration rights and rights with respect to underwritten offerings to the Bite Squad Investors and provides that we were required, not later than 30 days after the Bite Squad Closing, to file a registration statement covering the shares of common stock issued to former securityholders of Bite Squad at the Bite Squad Closing. Subject to certain exceptions, we were required to bear all Registration Expenses (as defined in the Bite Squad Registration Rights Agreement).

Pursuant to the registration rights agreements described above, we filed with the SEC a registration statement on Form S-3 on December 7, 2018 (File No. 333-228722), covering (i) the shares of common stock issued at the Closing upon conversion of the outstanding shares of Class F common stock, (ii) the shares of common stock issued to Waitr securityholders at the Closing, (iii) the Luxor Warrants and the shares of common stock issuable upon conversion of the Luxor Warrants, (iv) the shares of common stock issuable upon conversion of the Convertible Notes, and (v) the shares of common stock issued to former securityholders of Bite Squad at the Bite Squad Closing. Such registration statement was declared effective by the SEC on February 14, 2019.

Listing of Securities

Our common stock is listed on Nasdaq under the symbol “WTRH.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

∎	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

∎	any limit upon the aggregate principal amount of the debt securities;

∎

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

∎	the date or dates on which the principal amount of the debt securities will mature;

∎	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

∎	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

∎

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

∎	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

∎	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

∎	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

∎

if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

∎	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

∎

the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

∎	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

∎	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

∎

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

∎	the designation of the original currency determination agent, if any;

∎	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

∎	if the debt security is also an original issue discount debt security, the yield to maturity;

∎

if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

∎	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

∎	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

∎

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

∎

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

∎	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

∎	the assets, if any, that will be pledged as security for the payment of the debt security;

∎	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

∎	the forms of the debt securities; and

∎	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

In addition, any debt securities offered hereby may be convertible into or exchangeable for Common Stock, Preferred Stock or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:

∎	the conversion or exchange price;

∎	the conversion or exchange period;

∎	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

∎	events requiring adjustment to the conversion or exchange price; and

∎	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.

General

If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including, if applicable:

∎	the title of the warrants;

∎	the offering price, if any;

∎	the aggregate number of warrants;

∎

the designation, terms and principal amount of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

∎	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

∎	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

∎	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

∎	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

∎	a discussion of certain federal income tax considerations, if applicable;

∎	the redemption or call provisions, if any;

∎	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

∎	the antidilution provisions of the warrants; and

∎	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

The shares of common stock or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

No Rights

Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

∎	vote or consent;

∎	receive dividends;

∎	payments of principal of and interest, if any, on the securities;

∎	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

∎	exercise any rights whatsoever as our stockholders.

Exchange of Warrant Certificate

Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.

Exercise of Warrants

Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, debt securities, warrants, and/or subscription rights in one or more of the following ways from time to time:

∎	to or through underwriters or dealers;

∎	directly by us;

∎	through agents;

∎	through a combination of any of these methods of sale; or

∎	through any other methods described in a prospectus supplement.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

∎	the name or names of any underwriters, dealers or agents;

∎	the purchase price of the offered securities and the proceeds to us from the sale;

∎	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

∎	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

∎	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

∎

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

∎

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Other than our common stock, which is listed on the Nasdaq, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

EXPERTS

The consolidated financial statements of Waitr Holdings Inc. as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the consolidated financial statements of Waitr Incorporated as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on November 1, 2018, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Landcadia as of December 31, 2017 and 2016, and for the years ended December 31, 2017, 2016 and 2015 have been incorporated in this prospectus by reference in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated by reference in this prospectus by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on November 1, 2018 and upon the authority of such firm as experts in accounting and auditing.

The financial statements of Bite Squad as of December 31, 2018 and 2017, and for the years ended December 31, 2018 and 2017 incorporated in this prospectus by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2019 have been audited by RSM US LLP, independent auditor, in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Winston & Strawn LLP, New York, New York. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public on the SEC’s website at www.sec.gov.

Our website address is www.waitrapp.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof until the termination of any offering and after the date of the initial registration statement and prior to the effectiveness of the registration statement, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto, unless specifically referenced below.

∎	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 15, 2019;

∎

our Current Reports on Form 8-K filed with the SEC on January 18, 2019, January 25, 2019, February  11, 2019, February 25, 2019 and April  4, 2019 (including Item 7.01 thereof and Exhibits 99.1, 99.2 and 99.3 thereto);

∎

our Definitive Proxy Statement on Schedule 14A with respect to the business combination filed with the SEC on November 1, 2018 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC); and

∎

the description of our shares of common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on May  24, 2016 and amended on November 19, 2018, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, from our website (www.waitrapp.com), or by writing or telephoning us at the following address:

Waitr Holdings Inc.

844 Ryan Street, Suite 300

Lake Charles, Louisiana 70601

Attn: Secretary

1-800-661-9036

Exhibits to these documents will not be sent, however, unless those exhibits have been specifically incorporated by reference into this prospectus.

Up to $30,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

August 30, 2021